EXHIBIT 99.1

PAB Bankshares, Inc. Announces Third Quarter 2008 Financial Results; Increased Provision for Loan Losses; Cost Saving Initiatives for 2009 and Closing of Jacksonville and Gwinnett Offices

VALDOSTA, Ga., Oct. 28, 2008 (GLOBE NEWSWIRE) -- On Tuesday, October 28, 2008, PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, announced its consolidated financial results for the third quarter of 2008 and its plan to improve the Company's profitability in 2009 through reductions in operating expenses. The cost saving initiatives discussed below are part of the Company's overall strategy to maintain a strong capital position and increase earnings. During the third quarter of 2008, the Company added $7.3 million to its allowance for loan losses as a result of continued deterioration in problem assets. As a consequence, the Company reported a net loss of $2.9 million, or $0.32 per diluted share, for the three months ended September 30, 2008. "By increasing the allowance for loan losses, we will have more capacity and flexibility to address our problem assets," stated Company President and CEO M. Burke Welsh, Jr.

For the nine months ended September 30, 2008, the Company reported a net loss of $100,000, or $0.01 per diluted share, compared to net earnings of $9.1 million, or $0.93 per diluted share, for the same period in 2007. The year-to-date increase in the provision for loan losses of $8.95 million, the $2.5 million decrease in net interest income caused by nonperforming loans, the $534,000 net loss realized on other real estate owned and the $231,000 increase in legal and collection efforts related to nonperforming assets are the primary reasons for the decline in earnings this year.

"We are encouraged by the earnings of our core banking franchise. For the most part, we continue to enjoy strong market share and a stable core deposit base in our South Georgia markets," stated Welsh. For the year to date, the return on average assets ("ROA") of our South Georgia markets was a combined 1.59% compared to the -0.01% ROA of the Company as a whole.

For the third quarter of 2008, the Company's net interest margin was 3.20%, which was approximately the same as the 3.20% reported in the second quarter of 2008, but a 69 basis point decrease compared to the 3.89% reported in the third quarter of 2007. During the third quarter of 2008, the Company's nonperforming loans reduced interest income by approximately $858,000 and reduced the net interest margin by 30 basis points. This was slightly higher than the 28 basis point reduction in net interest margin in the second quarter of 2008, but was significantly higher than the seven basis point reduction in the third quarter of 2007. Excluding the impact of the nonperforming loans, the Company's third quarter 2008 net interest margin would have been approximately 3.50%, compared to 3.48% and 3.82% in the second quarter of 2008 and the third quarter of 2007, respectively.

Cost Saving Initiatives

The Company's Board of Directors approved a plan to reduce the Company's 2009 noninterest expense by at least 12% (approximately $3.6 million) of 2008 anticipated noninterest expense and to reduce the Company's workforce by up to 9% (approximately 30 positions) by the end of the first quarter of 2009. As part of the plan, the Company will close its offices in Jacksonville, Florida and Gwinnett County, Georgia, eliminate the employee positions in those markets including the two regional president positions, who also served as executive vice presidents of the Company, and reduce staffing levels bank-wide through attrition and consolidation of duties. Executive Vice Presidents David H. Gould, Jr. and William L. Kane were informed last week that their positions would be eliminated. They are eligible for the severance payment provisions provided in their employment agreements. Other employees impacted by this plan will also be eligible for a severance package based on Company policy. For the most part, other employee reductions are expected to occur through attrition and consolidation of responsibilities.

"While the Jacksonville and Gwinnett offices are in growing metropolitan markets, these have been two of our least productive offices," stated Welsh. Our Jacksonville office currently serves 124 households/ businesses (0.3% of our total), and we have a 0.04% market share of the deposits in Duval County, Florida, which ranks 27th of the 34 financial institutions in the county. Approximately $25.5 million loans (2.6% of our total) and $8.1 million deposits (0.8% of our total) are serviced from the Jacksonville office. Our Gwinnett office currently serves 230 households/ businesses (0.6% of our total), and we have a 0.17% market share of the deposits in Gwinnett County, Georgia, which ranks 39th of the 47 financial institutions in the county. Approximately $17.6 million loans (1.8% of our total) and $16.5 million deposits (1.6% of our total) are serviced from the Gwinnett office. Both offices will remain open with limited staffing and reduced hours to assist existing customers with their transition to our other branches through the end of January 2009.

We estimate that we will incur a one-time charge of approximately $2 million in the fourth quarter of 2008 related to the closure of these offices and the severance payments for those officers and employees affected by this business decision. Additional expense savings of approximately $960,000 should be realized during the quarter to help absorb this charge. In addition, we will seek to find the most cost efficient way to exit these facilities to potentially further reduce our losses.

Asset Quality

A summary of pertinent asset quality ratios for the Company as of September 30, 2008 follows.

 * The Company reported total nonperforming assets of $65.3 million, or 5.19% of total assets, a $5.9 million increase during the quarter.  The nonperforming assets consist of $43.5 million in nonaccrual loans, $9.8 million in loans classified as troubled-debt restructurings and $12.0 million in foreclosed real estate and other repossessed assets.
 * The Company has allocated approximately $6.4 million of its allowance for loan losses for the $43.5 million in nonaccrual loans and $9.8 million in loans classified as troubled-debt
   restructurings, resulting in a 12.0% reserve ratio on these nonperforming loans.
 * The underlying real estate collateral of our nonperforming loans consisted of (a) eight parcels of undeveloped land totaling 1,068 acres zoned for residential development with a net carrying value of $11.2 million, or an $10,500 per acre average, (b) 671
   residential lots with a net carrying value of $16.9 million, or a
   $25,100 per lot average, (c) 85 residential houses with a net carrying value of $8.9 million, or a $104,000 per house average, and (d) 25 commercial properties with a net carrying value of $10.3 million, or a $386,000 per property average.  The term "net carrying value" represents the book value of the loan less any allocated allowance for loan losses.
 * Foreclosed properties include (a) 238 acres of undeveloped land in three parcels zoned for residential development with a total carrying value of $2.3 million, or a $9,600 per acre average, (b)
   116 developed residential lots with a total carrying value of $3.6 million, or a $31,000 per lot average, (c) 21 residential houses with a total carrying value of $4.0 million, or a $190,000 per house average, and (d) four commercial properties with a total carrying value of $1.9 million, or a $475,000 per property average.
 * Loans to three real estate developers for various residential construction and development projects in Georgia and Florida represent $24.4 million, or 37%, of total nonperforming assets.  A total of $2.6 million in specific reserves has been established on these impaired assets.
 * Approximately $15.6 million, or 30% of total nonperforming loans, were in bankruptcy, which has limited our ability to resolve those problem assets.
 * Approximately 84% of nonperforming loans were construction and development loans, and these loans represented approximately 11% of the Company's total portfolio of construction and development loans.
 * The Company reported total loans past due 30-89 days of $8.2 million, or 0.84% of total loans, a $2.2 million increase during the quarter.  These loans are not included in nonperforming assets at quarter end.  Approximately 46% of the loans past due 30-89 days were construction and development loans.
 * The Company charged off $1.4 million in loans and recovered $59,000 in loans during the third quarter of 2008 for a net charge-off ratio of 0.56% of average loans (annualized).
 * The allowance for loan losses represented approximately 2.06% of total loans and 37.99% of total nonperforming loans.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 10:00 AM Eastern on Wednesday, October 29, 2008. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=123698. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) +1 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) +1 412-317-0088. The following replay passcodes will be required for playback access: 424070.

About PAB

The Company is a $1.3 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, branch closures and related charges and future cost savings, projected growth, capital position, our plans regarding our nonperforming assets, business opportunities in our markets and economic conditions, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED
  QUARTERLY                          Period Ended
  FINANCIAL     ------------------------------------------------------
  DATA           09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
 ---------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)

 Summary of
  Operations:
 Interest
  income        $   17,680 $   17,460 $   19,030 $   21,013 $   21,866
 Interest
  expense            8,460      8,598      9,685     10,956     11,084
 ---------------------------------------------------------------------
   Net interest
    income           9,220      8,862      9,345     10,057     10,782
 ---------------------------------------------------------------------
 Provision for
  loan losses        7,300      1,050      1,200      1,800        400
 Other income        1,081      1,572      1,643      1,682      1,471
 Other expense       7,510      7,191      7,829      7,440      7,471
 ---------------------------------------------------------------------
   Income before
    income tax
    expense         (4,509)     2,193      1,959      2,499      4,382
 Income tax
  expense           (1,649)       730        662        858      1,523
 ---------------------------------------------------------------------
   Net income   $   (2,860)$    1,463 $    1,297 $    1,641 $    2,859
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $    9,397 $    9,043 $    9,522 $   10,230 $   10,948
 Per Share
  Ratios:
 Net income
  - basic **    $    (0.31)$     0.16 $     0.14 $     0.17 $     0.30
 Net income
  - diluted **       (0.32)      0.15       0.14       0.17       0.29
 Dividends
  declared
  for period            --      0.095      0.145      0.145      0.145
 Dividend
  payout ratio        0.00%     59.33%    102.39%     81.50%     47.14%
 Book value at
  end of
  period **     $     9.97 $    10.26 $    10.59 $    10.38 $    10.22
 Common Share
  Data:
 Outstanding at
  period end **  9,324,407  9,324,407  9,337,641  9,406,956  9,474,954
 Weighted
  average
  outstanding ** 9,324,407  9,328,241  9,364,691  9,437,037  9,594,060
 Diluted
  weighted
  average
  outstanding ** 9,325,783  9,376,186  9,423,606  9,526,228  9,725,661
 Selected
  Average
  Balances:
 Total assets   $1,238,010 $1,210,454 $1,194,717 $1,194,703 $1,185,839
 Earning assets  1,166,498  1,137,101  1,121,461  1,123,811  1,117,852
 Loans             973,017    943,391    930,049    915,214    905,931
 Deposits        1,010,201    984,114    967,426    977,666    970,515
 Stockholders'
  equity            96,160     98,757     99,557     98,567     97,499
 Selected
  Period End
  Balances:
 Total assets   $1,257,869 $1,222,368 $1,205,041 $1,198,671 $1,195,680
 Earning assets  1,186,292  1,144,718  1,129,869  1,116,776  1,127,873
 Loans             982,571    963,500    934,927    921,349    904,082
 Allowance for
  loan losses       20,240     14,303     13,875     12,906     11,497
 Goodwill            5,985      5,985      5,985      5,985      5,985
 Deposits        1,029,844    996,595    972,104    980,149    979,792
 Stockholders'
  equity            92,981     95,677     98,866     97,676     96,833
 Tier 1
  regulatory
  capital           97,715    100,492    100,010    100,885    101,647
 Performance
  Ratios:
 Return on
  average assets     -0.92%      0.49%      0.44%      0.54%      0.96%
 Return on
  average
  stockholders'
  equity            -11.83%      5.96%      5.24%      6.61%     11.63%
 Net interest
  margin              3.20%      3.20%      3.41%      3.61%      3.89%
 Efficiency
  ratio
  (excluding the
  following
  items):            68.84%     67.58%     70.87%     63.46%     60.54%
    Securities
     gains
     (losses)
     included in
     other
     income     $        2 $       17 $      183 $      129 $       49
    Other gains
     (losses)
     included in
     other
     income           (434)       (42)       (66)        60         28
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans         $   43,471 $   40,464 $   26,090 $   11,405 $    5,185
 Loans 90 days
  or more past
  due and still
  accruing               4        331         13         37         34
 Other impaired
  loans
  (troubled-debt
  restructurings)    9,808      9,808         --         --         --
 Other real
  estate and
  repossessions     11,972      8,792      7,237      6,360      3,676
 Asset Quality
  Ratios:
 Net charge-offs
  to average
  loans
  (annualized
  YTD)                0.31%      0.18%      0.10%      0.06%      0.02%
 Nonperforming
  loans to
  total loans         5.42%      5.25%      2.79%      1.24%      0.58%
 Nonperforming
  assets to
  total assets        5.19%      4.86%      2.77%      1.49%      0.74%
 Allowance for
  loan losses to
  total loans         2.06%      1.48%      1.48%      1.40%      1.27%
 Allowance for
  loan losses to
  nonperforming
  loans              37.99%     28.26%     53.15%    112.79%    220.30%
 Other Selected
  Ratios and
  Nonfinancial
  Data:
 Average loans
  to average
  earning assets     83.41%     82.96%     82.93%     81.44%     81.04%
 Average loans
  to average
  deposits           96.32%     95.86%     96.14%     93.61%     93.35%
 Average
  stockholders'
  equity to
  average assets      7.77%      8.16%      8.33%      8.25%      8.22%
 Full-time
  equivalent
  employees            314        320        321        327        328
 Bank branch
  offices               20         20         20         20         20
 Bank loan
  production
  offices                3          3          3          3          3
 Bank ATMs              26         26         25         25         25

 **Adjusted for 2% Stock Dividend Payable July 15, 2008

 PAB BANKSHARES, INC.

 SELECTED                            Period Ended
  YEAR-TO-DATE  ------------------------------------------------------
  FINANCIAL DATA 09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
 ---------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)

 Summary of
  Operations:
 Interest
  income        $   54,170 $   36,491 $   19,030 $   84,676 $   63,663
 Interest
  expense           26,742     18,283      9,685     42,210     31,253
 ---------------------------------------------------------------------
   Net interest
    income          27,428     18,208      9,345     42,466     32,410
 ---------------------------------------------------------------------
 Provision for
  loan losses        9,550      2,250      1,200      2,400        600
 Other income        4,296      3,215      1,643      5,991      4,309
 Other expense      22,531     15,020      7,829     29,590     22,150
 ---------------------------------------------------------------------
   Income before
    income tax
    expense           (357)     4,153      1,959     16,467     13,969
 Income tax
  expense             (257)     1,392        662      5,681      4,823
 ---------------------------------------------------------------------
   Net income   $     (100)$    2,761 $    1,297 $   10,786 $    9,146
 =====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $   27,962 $   18,565 $    9,522 $   43,120 $   32,889
 Per Share Ratios:
 Net income
  - basic **    $    (0.01)$     0.30 $     0.14 $     1.12 $     0.95
 Net income
  - diluted **       (0.01)      0.29       0.14       1.11       0.93
 Dividends
  declared for
  the period         0.240      0.240      0.145      0.580      0.435
 Dividend
  payout ratio    -2213.13%     79.57%    102.39%     50.43%     44.85%
 Common
  Share Data:
 Weighted
  average
  outstanding ** 9,339,059  9,346,466  9,364,691  9,602,535  9,658,307
 Diluted
  weighted
  average
  outstanding ** 9,372,897  9,400,712  9,423,606  9,744,063  9,814,914
 Selected
  Average
  Balances:
 Total assets   $1,214,480 $1,202,585 $1,194,717 $1,165,307 $1,155,401
 Earning assets  1,141,777  1,129,281  1,121,461  1,096,918  1,087,855
 Loans             948,908    936,720    930,049    883,334    872,591
 Deposits          987,331    975,770    967,426    948,613    938,822
 Stockholders'
  equity            98,151     99,157     99,557     98,055     97,883
 Performance
  Ratios:
 Return on
  average assets     -0.01%      0.46%      0.44%      0.93%      1.06%
 Return on
  average
  stockholders'
  equity             -0.14%      5.60%      5.24%     11.00%     12.49%
 Net interest
  margin              3.27%      3.31%      3.41%      3.93%      4.04%
 Efficiency
  ratio
  (excluding the
  following
  items):            69.12%     69.26%     70.87%     60.74%     59.88%
    Securities
     gains
     (losses)
     included in
     other
     income     $      202 $      200 $      183 $      313 $      184
    Other gains
     (losses)
     included in
     other
     income           (542)      (108)       (66)        81         21
 Other Selected
  Ratios:
 Average loans
  to average
  earning assets     83.11%     82.95%     82.93%     80.53%     80.21%
 Average loans
  to average
  deposits           96.11%     96.00%     96.14%     93.12%     92.95%
 Average
  stockholders'
  equity to
  average assets      8.08%      8.25%      8.33%      8.41%      8.47%

 **Adjusted for 2% Stock Dividend Payable July 15, 2008

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of            South      North
  September 30,  Georgia    Georgia    Florida
  2008            Market     Market     Market    Treasury    Total
                ------------------------------------------------------
                                (Dollars in Thousands)
 Loans
 Commercial and
  financial     $   38,236 $   47,174 $    5,956 $       35 $   91,401
 Agricultural
  (including
  loans secured
  by farmland)      36,757      6,084      6,386         --     49,227
 Real estate
  - construction    73,635    199,405     59,466        395    332,901
 Real estate
  - commercial      93,452    157,984     26,043      4,302    281,781
 Real estate
  - residential    137,157     43,798      9,654      4,830    195,439
 Installment
  loans to
  individuals
  and others        13,376      5,793        159     12,747     32,075
                ------------------------------------------------------
                   392,613    460,238    107,664     22,309    982,824
 Deferred loan
  fees and
  unearned
  interest, net        201       (164)      (277)       (13)      (253)
                ------------------------------------------------------
 Total loans       392,814    460,074    107,387     22,296    982,571
 Allowance for
  loan losses       (2,783)   (13,393)    (2,501)    (1,563)   (20,240)
                ------------------------------------------------------
 Net loans      $  390,031 $  446,681 $  104,886 $   20,733 $  962,331
                ======================================================
 Percent
  of total            40.5%      46.4%      10.9%       2.2%     100.0%
                ======================================================

 Deposits
 Noninterest
  -bearing
  demand        $   72,186 $   15,776 $    6,149 $    7,306 $  101,417
 Interest
  -bearing
  demand and
  savings          206,071     31,728     24,402        522    262,723
 Time less than
  $100,000         184,822     46,825     91,138        592    323,377
 Time greater
  than or equal
  to $100,000      110,334     30,297     41,654        206    182,491
 Brokered           18,337         --         --    141,499    159,836
                ------------------------------------------------------
 Total deposits $  591,750 $  124,626 $  163,343 $  150,125 $1,029,844
                ======================================================
 Percent of
  total               57.4%      12.1%      15.9%      14.6%     100.0%
                ======================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                     Period Ended
                ------------------------------------------------------
                 09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
                ------------------------------------------------------
                                (Dollars In Thousands)
 Commercial
  and financial $   91,401 $   82,087 $   83,343 $   78,730 $   78,556
 Agricultural
  (including
  loans secured
  by farmland)      49,227     46,891     42,573     41,861     42,608
 Real estate
  - construction   332,901    344,393    363,392    352,732    339,019
 Real estate
  - commercial     281,781    275,962    241,165    248,272    257,841
 Real estate
  - residential    195,439    181,169    179,091    174,157    164,967
 Installment
  loans to
  individuals
  and other
  loans             32,075     33,237     25,704     26,011     21,691
                ---------- ---------- ---------- ----------- ---------
                   982,824    963,739    935,268    921,763    904,682
 Deferred loan
  fees and
  unearned
  interest, net       (253)      (239)      (341)      (414)      (600)
                ---------- ---------- ---------- ---------- ----------
 Total loans       982,571    963,500    934,927    921,349    904,082
 Allowance for
  loan losses      (20,240)   (14,303)   (13,875)   (12,906)   (11,497)
                ---------- ---------- ---------- ---------- ----------
 Net loans      $  962,331 $  949,197 $  921,052 $  908,443 $  892,585
                ========== ========== ========== ========== ==========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                     Period Ended
                ------------------------------------------------------
                 09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
                ------------------------------------------------------
 Commercial and
  financial           9.30%      8.52%      8.91%      8.55%      8.69%
 Agricultural
  (including
  loans secured
  by farmland)        5.01%      4.87%      4.55%      4.54%      4.71%
 Real estate
  - construction     33.88%     35.74%     38.87%     38.28%     37.50%
 Real estate
  - commercial       28.68%     28.64%     25.80%     26.95%     28.52%
 Real estate
  - residential      19.89%     18.80%     19.16%     18.90%     18.25%
 Installment
  loans to
  individuals
  and other
  loans               3.27%      3.45%      2.75%      2.82%      2.40%
                ---------- ---------- ---------- ---------- ----------
                    100.03%    100.02%    100.04%    100.04%    100.07%
 Deferred loan
  fees and
  unearned
  interest, net      -0.03%     -0.02%     -0.04%     -0.04%     -0.07%
                ---------- ---------- ---------- ---------- ----------
 Total loans        100.00%    100.00%    100.00%    100.00%    100.00%
 Allowance for
  loan losses        -2.06%     -1.48%     -1.48%     -1.40%     -1.27%
                ---------- ---------- ---------- ---------- ----------
 Net loans           97.94%     98.52%     98.52%     98.60%     98.73%
                ========== ========== ========== ========== ==========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                     Period Ended
                ------------------------------------------------------
                 09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
                ------------------------------------------------------
                                (Dollars In Thousands)

 Noninterest
  -bearing
  demand        $  101,417 $  102,909 $   97,029 $   89,423 $   91,053
 Interest
  -bearing
  demand and
  savings          262,723    336,359    331,184    354,743    362,079
 Time less than
  $100,000         323,377    292,981    298,799    312,722    315,532
 Time greater
  than or equal
  to $100,000      182,491    175,914    179,316    187,662    172,529
 Brokered          159,836     88,432     65,776     35,599     38,599
                ---------- ---------- ---------- ---------- ----------
 Total deposits $1,029,844 $  996,595 $  972,104 $  980,149 $  979,792
                ========== ========== ========== ========== ==========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                    Period Ended
                ------------------------------------------------------
                 09/30/08   06/30/08   03/31/08   12/31/07   09/30/07
                ------------------------------------------------------
 Noninterest
  -bearing
  demand              9.85%     10.33%     9.98%       9.12%      9.29%
 Interest
  -bearing
  demand and
  savings            25.51%     33.75%     34.07%     36.19%     36.96%
 Time less than
  $100,000           31.40%     29.40%     30.74%     31.91%     32.20%
 Time greater
  than or equal
  to $100,000        17.72%     17.65%     18.44%     19.15%     17.61%
 Brokered            15.52%      8.87%      6.77%      3.63%      3.94%
                ---------- ---------- ---------- ---------- ----------
 Total deposits     100.00%    100.00%    100.00%    100.00%    100.00%
                ========== ========== ========== ========== ==========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and nine months ended September 30, 2008 and 2007.  Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 35% Federal tax rate.  Loan average balances include loans on nonaccrual status.

 For the Three
  Ended September 30,         2008                        2007
 ---------------------------------------------------------------------
                            Interest  Avg               Interest  Avg
                 Average    Income/  Yield/  Average    Income/  Yield/
                 Balance    Expense   Rate   Balance    Expense   Rate
 ---------------------------------------------------------------------
                              (Dollars In Thousands)
 Interest
  -earning
  assets:
 Loans          $  973,017 $   15,391 6.29% $  905,931 $   19,243 8.43%
 Investment
  securities:
 Taxable           145,731      1,891 5.16%    159,089      2,052 5.12%
 Nontaxable         33,055        506 6.09%     31,503        476 5.99%
 Other
  short-term
  investments       14,696         69 1.88%     21,329        261 4.86%
                ---------------------       ---------------------
 Total interest
  -earning
  assets        $1,166,499 $   17,857 6.09% $1,117,852 $   22,032 7.82%
                ---------------------       ---------------------

 Interest
  -bearing
  liabilities:
 Demand
  deposits      $  267,595 $    1,149 1.71% $  317,651 $    2,983 3.73%
 Savings
  deposits          36,175         46 0.50%     37,494        146 1.55%
 Time deposits     604,761      6,068 3.99%    516,895      6,627 5.09%
 FHLB advances     100,042        986 3.92%     87,333      1,005 4.57%
 Notes payable      10,310        117 4.50%     10,310        184 7.09%
 Other
  short-term
  borrowings        15,540         94 2.40%     12,826        139 4.31%
                ---------------------       ---------------------
 Total interest
  -bearing
  liabilities   $1,034,423 $    8,460 3.25% $  982,509 $   11,084 4.48%
                ---------------------       ---------------------

 Interest rate
  spread                              2.84%                       3.34%
                                      ====                        ====

 Net interest income       $    9,397                  $   10,948
                           ==========                  ==========

 Net interest margin                  3.20%                       3.89%
                                      ====                        ====

 For the Nine Months
  Ended September 30,         2008                        2007
 ---------------------------------------------------------------------
                            Interest  Avg               Interest  Avg
                 Average    Income/  Yield/  Average    Income/  Yield/
                 Balance    Expense   Rate   Balance    Expense   Rate
 ---------------------------------------------------------------------
                              (Dollars In Thousands)
 Interest
  -earning
  assets:
 Loans          $  948,908 $   47,188 6.64% $  872,591 $   55,640 8.53%
 Investment
  securities:
 Taxable           146,957      5,785 5.26%    159,758      6,150 5.15%
 Nontaxable         33,359      1,526 6.11%     30,410      1,371 6.03%
 Other short
  -term
  investments       12,554        205 2.19%     25,096        981 5.23%
                ---------------------       ---------------------
 Total interest
  -earning
  assets        $1,141,778 $   54,704 6.40% $1,087,855 $   64,142 7.88%
                ---------------------       ---------------------

 Interest
  -bearing
  liabilities:
 Demand
  deposits      $  288,706 $    4,414 2.04% $  308,984 $    8,393 3.63%
 Savings
  deposits          35,896        174 0.65%     37,689        444 1.57%
 Time deposits     565,130     18,553 4.39%    491,710     18,399 5.00%
 FHLB advances      96,681      2,845 3.93%     89,309      3,094 4.63%
 Notes payable      10,310        398 5.15%     10,310        546 7.08%
 Other short
  -term
  borrowings        16,052        358 2.98%     11,727        377 4.30%
                ---------------------       ---------------------
 Total interest
  -bearing
  liabilities   $1,012,775 $   26,742 3.53% $  949,729 $   31,253 4.40%
                ---------------------       ---------------------

 Interest rate
  spread                              2.87%                       3.48%
                                      ====                        ====

 Net interest
  income                   $   27,962                  $   32,889
                           ==========                  ==========

 Net interest
  margin                              3.27%                       4.04%
                                      ====                        ====

CONTACT:  PAB Bankshares, Inc.
          Donald J. "Jay" Torbert, Jr., Executive Vice-President &
           Chief Financial Officer
          (229) 241-2775, ext. 1717
          jayt@parkavebank.com